     As filed with the Securities and Exchange Commission on July 10, 2003
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                            CROSSROADS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      74-2846643
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
               (Address of principal executive offices) (Zip Code)

                            CROSSROADS SYSTEMS, INC.
               1999 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                                 BRIAN R. SMITH
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CROSSROADS SYSTEMS, INC.
                            8300 N. MOPAC EXPRESSWAY
                               AUSTIN, TEXAS 78759
                     (Name and address of agent for service)
                                 (512) 349-0300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed              Proposed
   Title of Securities to be              Amount to be         Maximum Offering      Maximum Aggregate        Amount of
          Registered                      Registered(1)        Price per Share        Offering Price       Registration Fee
   ----------------------------------   ------------------     ----------------      -----------------     ----------------
   1999 Stock Incentive Plan
   Common Stock, $0.001 par value         3,000,000 shares                $1.70(2)          $5,100,000(2)           $412.59

   1999 Employee Stock Purchase Plan
   Common Stock, $0.001 par value           500,000 shares                $1.70(2)            $850,000(2)            $68.77

                                          3,500,000 shares
                                         =================
   Aggregate Registration Fee                                                                                       $481.36
                                                                                                           ================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, as amended and restated and the 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 3, 2003, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  Crossroads Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended October 31, 2002 filed with the Commission on January 31, 2003;

         (b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on March 11, 2003, for the fiscal quarter ended January 31, 2003 and Quarterly Report on Form 10-Q filed with the Commission on June 12, 2003 for the fiscal quarter ended April 30, 2003;

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on February 20, 2003 and May 21, 2003 and the Registrant's Current Report on Form 8-K/A filed with the Commission on March 24, 2003;

         (d) The Registrant's Registration Statement No. 000-30362 on Form 8-A12G filed with the Commission on September 16, 2002, in which are described the terms, rights and provisions applicable to the Registrant's Common Stock; and

         (e) The Registrant's Registration Statement No. 001-15331 on Form 8-A12G/A filed with the Commission on October 15, 1999, in which are described the terms, rights and provisions applicable to the Registrant's Preferred Share Purchase Rights.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in some cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses(including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had no reasonable cause to believe his conduct was unlawful.

                  The Registrant's certificate of incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. The Registrant's bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law. The Registrant has entered into indemnification agreements with all of its directors and executive officers and has purchased directors' and officers' liability insurance.

                  Reference is made to the underwriting agreement filed as
Exhibit 1.1 to Registrant's Registration Statement No. 333-85505, pursuant to which the underwriters have agreed to indemnify the Registrant's officers and directors against certain liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

Exhibit Number        Exhibit
--------------        -------

        4             Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-30362
                      on Form 8-A12G and Registrant's Registration Statement No.
                      001-15331 on Form 8-A12G/A which is incorporated by
                      reference pursuant to Items 3(d) and 3(e).
        5             Opinion and Consent of Andrews & Kurth L.L.P.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
       23.2           Consent of Andrews & Kurth L.L.P. is contained in Exhibit
                      5.
       24             Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
       99.1*          Crossroads Systems, Inc. 1999 Stock Incentive Plan, as
                      amended and restated.
       99.2*          Crossroads Systems, Inc. 1999 Employee Stock Purchase
                      Plan.

* Exhibit 99.1 is incorporated herein by reference to Exhibit (d)(2) to Registrant's Schedule TO-I filed with the Commission on January 15, 2003.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant's Registration Statement No. 333-92467 on Form S-8 filed with the Commission on December 10, 1999.

Item 9.  Undertakings.

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan, as amended and restated, and 1999 Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 10th day of July, 2003.

                                      CROSSROADS SYSTEMS, INC.


                                      By:  /s/ BRIAN R. SMITH
                                          -------------------------------------
                                           Brian R. Smith
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That each person whose signature appears below constitutes and appoints Brian R. Smith, Chairman of the Board, President and Chief Executive Officer, and Andrea Wenholz, Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                                   Title                                                   Date
---------                                   -----                                                   ----
/s/ BRIAN R. SMITH                          Chairman of the Board, President, Chief                 July 10, 2003
-----------------------------               Executive Officer and Director
Brian R. Smith                              (Principal Executive Officer)



/s/ ANDREA WENHOLZ                          Vice President and Chief                                July 10, 2003
-----------------------------               Financial Officer
Andrea Wenholz                              (Principal Financial and Accounting Officer)



                                            Director                                                July __, 2003
-----------------------------
Richard D. Eyestone



/s/ DAVID L. RIEGEL                         Director                                                July 10, 2003
-----------------------------
David L. Riegel

                                            Director                                                July _, 2003
-----------------------------
William P. Wood



/s/ PAUL S. ZITO                            Director                                                July 10, 2003
-----------------------------
Paul S. Zito

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------
     4                Instruments Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-30362
                      on Form 8-A12G and Registrant's Registration Statement No.
                      001-15331 on Form 8-A12G/A which is incorporated by
                      reference pursuant to Items 3(d) and 3(e).
     5                Opinion and Consent of Andrews & Kurth L.L.P.
    23.1              Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
    23.2              Consent of Andrews & Kurth L.L.P. is contained in Exhibit
                      5.
    24                Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
    99.1*             Crossroads Systems, Inc. 1999 Stock Incentive Plan, as
                      amended and restated.
    99.2**            Crossroads Systems, Inc. 1999 Employee Stock Purchase
                      Plan.


* Exhibit 99.1 is incorporated herein by reference to Exhibit (d)(2) to Registrant's Schedule TO-I filed with the Commission on January 15, 2003.

** Exhibit 99.2 is incorporated herein by reference to Exhibit 99.2 to Registrant's Registration Statement No. 333-92467 on Form S-8 filed with the Commission on December 10, 1999.